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                                                                    EXHIBIT 4.6



                               AMENDMENT NO. 1 TO
                  THE WESTERN COMPANY RETIREMENT SAVINGS PLAN


         Pursuant to the provisions of Section 8.1 thereof, The Western Company Retirement Savings Plan as amended and restated effective as of January 1, 1994 (the "Plan"), is hereby amended in the following respect only:

         Section 5.3 of the Plan is hereby amended by restatement in its entirety to read as follows:

                 Section 5.3 Voting of Company Stock. All Company Stock held in the Trust shall be voted by the Trustee acting in its absolute discretion.

         IN WITNESS WHEREOF, this Amendment has been executed to be effective this 9th day of March, 1995.

                                        THE WESTERN COMPANY OF NORTH AMERICA


                                        By        /s/ Graham L. Adelman
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